UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

130 Vantis Dr.

Suite 170

Aliso Viejo, CA 92656

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on July 15, 2026, AEON Biopharma, Inc. (the “Company”) completed a public offering (the “Offering”), pursuant to an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”). On July 23, 2026, the Company issued and sold to the Underwriters pursuant to the Representative’s partial exercise of its over-allotment option under the Underwriting Agreement, 4,696,102 shares of the Company's Class A common stock, par value $0.0001 per share (the “Common Stock”), for additional gross proceeds of approximately $1.5 million, resulting in net proceeds of approximately $1.4 million, after deducting underwriting discounts and commissions. As previously reported, the Representative previously exercised in full the portion of the over-allotment option under the Underwriting Agreement relating to the two-year milestone warrants and five-year milestone warrants, in each case to purchase 6,403,290 shares of the Common Stock or pre-funded warrants in lieu thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: July 23, 2026	By:	/s/ Robert Bancroft
Robert Bancroft
Chief Executive Officer